Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.)

AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

    THIS AMENDMENT is made and entered into as of the last date on the signature page, to the Custody Agreement, dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit WW to add the Bahl & Gaynor Small/Mid Cap Income Growth ETF; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:

Exhibit WW is hereby superseded and replaced in its entirety with Exhibit WW attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS		U.S. BANK NATIONAL ASSOCIATION

By:	/s/Joshua J. Hinderliter	By:	/s/Gregory Farley
Name: Joshua J. Hinderliter		Name: Gregory Farley
Title: Vice President and Secretary		Title: Sr. Vice President
Date: March 20, 2024		Date: April 8, 2024

Exhibit WW
ETF Series Solutions Custody Agreement - ETC
Bahl & Gaynor Income Growth ETF
Bahl & Gaynor Small/Mid Cap Income Growth ETF
Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum1 where Bahl & Gaynor Investment Counsel (the “Adviser”) acts as investment adviser to the fund(s) in the ETF Series Solutions Trust.

Annual Minimum per Fund2            Basis Points on Trust AUM2
All Funds      $[ ]            Balance     [ ]    bp

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C - Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$[ ]    – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[ ]    – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ]    – Option/SWAPS/future contract written, exercised or expired
$[ ]    – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[ ]    – Physical security transaction
$[ ]    – Check disbursement (waived if U.S. Bank is Administrator)
$[ ]    Manual instructions fee. (Additional Per Securities and Cash Transactions)
$[ ]    Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$[ ]    Per Non-USD wire.
$[ ]    Per Non-FX Executed at U.S. Bank
$[ ]    Monthly charge on zero valued securities (Per ISIN)
$[ ]    Per Proxy Vote cast.
$[ ]    Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place
Third Party lending - Additional fees will apply

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[ ] per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
Global Filing: $[ ] per annum
U.S. Domestic Filing: $[ ] per annum (Only ADRs)
Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	18.00	$[ ]	Hong Kong	1.75	$[ ]	Poland	8.00	$[ ]
Australia	1.50	$[ ]	Hungary	18.00	$[ ]	Portugal	3.00	$[ ]
Austria	1.70	$[ ]	Iceland	15.00	$[ ]	Qatar	38.00	$[ ]
Bahrain	42.00	$[ ]	India	7.00	$[ ]	Romania	30.00	$[ ]
Bangladesh	18.00	$[ ]	Indonesia	6.00	$[ ]	Russia	12.00	$[ ]
Belgium	1.00	$[ ]	Ireland	1.00	$[ ]	Saudi Arabia	30.00	$[ ]
Bermuda	15.00	$[ ]	Israel	10.00	$[ ]	Serbia	60.00	$[ ]
Botswana	24.00	$[ ]	Italy	1.00	$[ ]	Singapore	1.35	$[ ]
Brazil	7.00	$[ ]	Japan	1.00	$[ ]	Slovakia	20.00	$[ ]
Bulgaria	24.00	$[ ]	Jordan	40.00	$[ ]	Slovenia	20.00	$[ ]
Canada	1.20	$[ ]	Kenya	28.00	$[ ]	South Africa	1.75	$[ ]
Chile	13.00	$[ ]	Kuwait	38.00	$[ ]	South Korea	3.00	$[ ]
China Connect	18.00	$[ ]	Latvia	15.00	$[ ]	Spain	1.00	$[ ]
China (B Shares)	10.00	$[ ]	Lithuania	15.00	$[ ]	Sri Lanka	11.00	$[ ]
Colombia	30.00	$[ ]	Luxembourg	1.25	$[ ]	Sweden	1.25	$[ ]
Costa Rica	15.00	$[ ]	Malaysia	3.00	$[ ]	Switzerland	1.25	$[ ]
Croatia	18.00	$[ ]	Malta	20.00	$[ ]	Taiwan	8.00	$[ ]
Cyprus	4.00	$[ ]	Mauritius	28.00	$[ ]	Tanzania	45.00	$[ ]
Czech Republic	12.00	$[ ]	Mexico	2.50	$[ ]	Thailand	3.00	$[ ]
Denmark	1.25	$[ ]	Morocco	28.00	$[ ]	Tunisia	38.00	$[ ]
Egypt	18.00	$[ ]	Namibia	30.00	$[ ]	Turkey	9.00	$[ ]
Estonia	6.00	$[ ]	Netherlands	1.25	$[ ]	UAE	35.00	$[ ]
Eswatini	28.00	$[ ]	New Zealand	1.50	$[ ]	Uganda	40.00	$[ ]
Euroclear (Eurobonds)	1.00	$[ ]	Nigeria	28.00	$[ ]	Ukraine	30.00	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	1.25	$[ ]	United Kingdom	1.00	$[ ]
Finland	1.50	$[ ]	Oman	42.00	$[ ]	Uruguay	45.00	$[ ]
France	1.00	$[ ]	Pakistan	24.00	$[ ]	Vietnam	20.00	$[ ]
Germany	1.00	$[ ]	Panama	65.00	$[ ]	West African Economic Monetary Union (WAEMU)*	38.00	$[ ]
Ghana	25.00	$[ ]	Peru	30.00	$[ ]	Zambia	28.00	$[ ]
Greece	4.00	$[ ]	Philippines	3.50	$[ ]	Zimbabwe	28.00	$[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Adviser’s signature in acknowledgement is not needed. Bahl & Gaynor Investment Counsel signed the above fee schedule on July 23, 2023.